Exhibit 10.30

REGISTRATION RIGHTS AGREEMENT

WESTSIDE ENERGY CORPORATION

2,456,140 Shares of
Common Stock

This Registration Rights Agreement (this "Agreement"), made and entered into as of the date set forth below, by and between Westside Energy Corporation, a Nevada corporation (the "Company"), and each of the purchasers set forth on the signature page hereof  (each a "Purchaser" and collectively, together with a permitted assignee of such Purchaser pursuant to Section 4 hereof, the “Purchasers”), is intended to set forth certain covenants and agreements between the Company and the Purchasers with respect to the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”) of the re-sale by the Purchasers of shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), acquired pursuant to a Purchase Agreement among the Purchasers and the Company dated November 9, 2007 (the “Purchase Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

1.	Registration Rights.

(a)           Following the Closing Date, the Company shall prepare and file as soon as reasonably practicable with the Securities and Exchange Commission (the "SEC"), a registration statement on Form SB-2 (or such other form as may be applicable) and such other documents as may be necessary in the opinion of counsel for the Company, and use its best efforts to have such registration statement declared effective as soon as reasonably practicable but in any event within 270 days after the Closing Date in order to comply with the provisions of the Securities Act, so as to permit the registered resale of the Shares for a period of two years following the date such registration statement is first declared effective by the SEC (plus such number of additional days, if any, that the Company has voluntarily suspended the effectiveness of such registration statement pursuant to section (c)) by each and every Purchaser, except for those Purchasers who designate on the signature page hereto that they do not wish to have their Shares included in the registration statement.  Notwithstanding the foregoing, the Company shall cause such registration statement to be declared effective no later than the fifth (5th) business day following the date on which the Company is notified by the SEC that such registration statement will not be reviewed or is no longer subject to further review and comments. The Shares that are registered for resale under such registration statement are referred to herein as the "Offering Shares," and the Purchasers who are eligible to sell their Offering Shares under such registration statement, together with their affiliates, are hereafter referred to as "Offering Holders."  The Company will include in such registration statement (i) the information required under the Securities Act to be so included concerning the Offering Holders, as provided by the Offering Holders on the signature pages to this Agreement, including any changes in such information that may be provided by the Offering Holders in writing to the Company from time to time, and (ii) a section entitled "Plan of Distribution," substantially in the form of Exhibit A hereto, that describes the various procedures that may be used by the Offering Holders in the sale of their Offering Shares.

(b)           In the event that such registration statement is not declared effective by the earlier of (i) 270 days after the Closing Date or (ii) the fifth (5th) business day following the date on which the Company is notified by the SEC that such registration statement will not be reviewed or is no longer subject to further review and comments, the Company will be required to pay a penalty to each Offering Holder an amount in cash equal to one percent (1%) of such Offering Holder's purchase price for the Offering Shares, and an additional one percent (1%) for each additional 30-day period during which such registration statement is not declared effective.

(c)           Notwithstanding the foregoing provisions of this Section 1, the Company may delay or voluntarily suspend the effectiveness of any such registration statement for a limited time, which in no event shall be longer than 60 days in any three-month period and no longer than 120 days in any twelve-month period, if the Company has been advised in writing by counsel or underwriters to the Company that the offering of any Offering Shares pursuant to the registration statement would materially adversely affect, or would be improper in view of (or improper without disclosure in a prospectus), a proposed financing, reorganization, recapitalization, merger, consolidation, or similar transaction involving the Company.  In the event that the Company voluntarily suspends the effectiveness of any registration statement for the reasons just given for a longer period of time than the 60-day and 120-day periods just described or any registration statement becomes unavailable pursuant to Section 1(d), the Company will be required to pay a penalty to each Offering Holder equal to one percent (1%) of such Offering Holder's purchase price for the Offering Shares for each additional 30-day period during which the effectiveness of such registration statement is so suspended.  The Company shall notify all Offering Holders to such effect, and, upon receipt of such notice, each such Offering Holder shall immediately discontinue any sales of Offering Shares pursuant to such registration statement until such Offering Holder has received copies of a supplemented or amended prospectus or until such Offering Holder is advised in writing by the Company that the then current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus.

(d)           If any event occurs that would cause any such registration statement to contain a material misstatement or omission or not to be effective and usable during the period that such registration statement is required to be effective and usable, the Company shall promptly notify the Offering Holders of such event and, if requested, the Offering Holders shall immediately cease making offers of Offering Shares.  The Company shall promptly file an amendment to the registration statement to correct such misstatement or omission and use its best efforts to cause such amendment to be declared effective as soon as practicable thereafter.  The Company shall promptly provide the Offering Holders with revised prospectuses and, following receipt of the revised prospectuses, the Offering Holders shall be free to resume making offers of the Offering Shares.

(e)           Notwithstanding any provision contained herein to the contrary, the Company's obligation to include, or continue to include, Offering Shares in any such registration statement under this Section 1 shall terminate to the extent such Offering Shares are eligible for resale under Rule 144(k) (or any successor regulation) promulgated under the Securities Act.

(f)            If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect or maintain the registration of the Offering Shares under the Securities Act for the account of an Offering Holder, the Company will, as promptly as possible:

(i)           prepare and file with the SEC a registration statement, on Form SB-2 (or other applicable form), complying with applicable requirements under the Securities Act, with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period described in Section 1(a);

(ii)         prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the requirements of the Securities Act and the rules and regulations promulgated by the SEC thereunder relating to the sale or other disposition of the securities covered by such registration statement; and

(iii)         furnish to each Offering Holder such numbers of copies of a prospectus, including a preliminary prospectus, complying with the requirements of the Securities Act, and such other documents as such Offering Holder may reasonably request in order to facilitate the public sale or other disposition of the Offering Shares owned by such Offering Holder, but such Offering Holder shall not be entitled to use any selling materials other than a prospectus and such other materials as may be approved by the Company, which approval will not be unreasonably withheld.

(i)            Except as provided below in this Section 1, the expenses incurred by the Company in connection with action taken by the Company to perform and comply with the provisions of this Section 1, including, without limitation, all registration and filing fees, listing fees, registration and transfer agent fees, printing and delivery expenses, accounting fees, fees and disbursements of counsel to the Company, consultant and expert fees, premiums for liability insurance, if the Company chooses to obtain such insurance, obtained in connection with a registration statement filed to effect such compliance and all expenses, including counsel fees, of complying with any state securities laws (“Registration Expenses”), shall be paid by the Company.  All fees and disbursements of any counsel, experts, or consultants employed by any Offering Holder shall be borne by such Offering Holder.  The Company shall not be obligated in any way in connection with any registration pursuant to this Section 1 for any selling commissions or discounts payable by any Offering Holder to any underwriter or broker of securities to be sold by such Offering Holder.  Each Purchaser agrees that any such selling commissions or discounts shall be borne by such Offering Holder.

(j)            In the event of any registration of Shares pursuant to this Section 1, the Company will indemnify and hold harmless each Offering Holder, its officers, directors, attorneys, partners, agents, employees, investment advisers and consultants and each underwriter of such securities, and any person who controls such Offering Holder or underwriter within the meaning of Section 15 of the Securities Act (collectively, the "Indemnified Parties"), against all claims, actions, losses, damages, liabilities and expenses, joint or several, to which any of such Indemnified Parties may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any actual or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or any document incorporated by reference therein, or arise out of or are based upon the actual or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each of such Indemnified Parties for any legal and any other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises directly out of or is based upon an untrue statement or omission of a material fact made in said registration statement, said preliminary prospectus or said prospectus, or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Offering Holder or such underwriter specifically for use therein; and provided further, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability or action arises directly out of or is based primarily upon an untrue statement or omission of a material fact made in any preliminary prospectus or final prospectus if (i) such Offering Holder failed to send or deliver the copy of the final prospectus or prospectus supplement which such Offering Holder shall have been previously provided by the Company, with or prior to the delivery of written confirmation of the sale of the Offering Shares, and (ii) the final prospectus or prospectus supplement would have corrected such untrue statement or omission.

(k)           At any time when a prospectus relating to the Offering is required to be delivered under the Securities Act, the Company will notify the Offering Holder of the happening of any event, upon the notification or awareness of such event by an executive officer of the Company, as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(l)            In the event of any registration of any securities under the Securities Act pursuant to this Section 1, each Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers, directors, attorneys, partners, agents, employees and consultants and any person who controls the Company within the meaning of Section 15 of the Securities Act (collectively, the "Indemnified Persons"), against any losses, claims, damages, liabilities, or actions, joint or several, to which any of such Indemnified Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, or actions arise out of or are based upon any actual or alleged untrue statement of any material fact contained in any registration statement under which such Offered Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the actual or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent and only to the extent that any such loss, claim, damage, liability, or action arises out of or is based upon an untrue statement or omission of a material fact made in said registration statement, said preliminary prospectus or said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by a Purchaser or any affiliate (as defined in the Securities Act) of a Purchaser specifically for use therein.  Notwithstanding anything to the contrary in this Agreement, no Purchaser shall be liable for any indemnification obligation under this Agreement in excess of the aggregate amount of net proceeds received by such Purchaser from the sale of the Offered Shares pursuant to the registration statement.

(m)          Any party entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (which consent may not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(n)           If the indemnification provided for in this Section 1 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Offering Holders or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The obligations of the Offering Holders and any underwriters, selling agents or other securities professionals in this Section to contribute shall be several in proportion to the percentage of principal amount of Shares registered or underwritten, as the case may be, by them and not joint.

(o)           With a view to making available to the Offering Holder the benefits of Rule 144 promulgated under the Securities Act, the Company agrees that it will use its best efforts to maintain registration of its Common Stock under Section 12 or 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Exchange Act so as to maintain the availability of Rule 144.  Upon the request of any record owner, the Company will deliver to such owner a written statement as to whether it has complied with the reporting requirements of Rule 144.

(p)           If, prior to the filing of the registration statement required by Section 1(a), the Company at any time proposes to file a registration statement under the Securities Act covering the sale of securities solely for cash other than a registration statement on Form S-8 or a registration on Form S-4 or any successor or similar forms and other than pursuant to Section 1(a), whether or not for sale or its own account, it will each such time give prompt written notice to all Purchasers of its intention to do so and of such Purchasers’ rights under Section 1(p).  Upon the written request of any such Purchaser made within 10 days after the receipt of any such notice (which request shall specify the Shares intended to be disposed of by such Purchaser and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Shares which the Company has been so requested to register by the Purchasers, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Shares so to be registered, by inclusion of such Shares in the registration statement which covers the securities which the Company proposes to register; provided, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Offering Holder and, thereupon, (i) in the case of a determination not to register, so long as it does not register, shall be relieved of its obligation to register any Shares in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith) and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Shares, for the same period as the delay in registering such other securities.  No registration effected under Section 1(p) shall relieve the Company of its obligation to effect any registration upon request under Section 1(a).  The Company will pay all Registration Expenses incurred by Purchasers in connection with each registration of Shares requested pursuant to Section 1(p). If (i) a registration pursuant to Section 1(p) involves an underwritten offering of the securities being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters, and (ii) the managing underwriter of such underwritten offering shall inform the Company of its belief that the distribution of all or a specified number of such Shares concurrently with the securities being distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters, then the Company may, upon written notice to all Offering Holders, reduce pro rata (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Shares and securities proposed to be sold by any person other than the Company the registration of which shall have been requested by each Offering Holder and each person other than the Company so that the resultant aggregate number of such Shares so included in such registration shall be equal to the number of shares of Shares recommended by the managing underwriter.

(q)           The Company represents and warrants to, and covenants with the Purchasers that no Person other than Offering Holders with respect to the Offered Shares shall have the right to register any shares of Common Stock or other securities of the Company in the registration statement required to be prepared and filed by the Company with the SEC pursuant to Section 1(a).

2.             Notices.  All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by reputable overnight courier, charges prepaid:

(a)            if to the Company, to the following address:

Westside Energy Corporation
3131 Turtle Creek Blvd, Suite 1300
Dallas, Texas 75219
Attn:  Douglas G. Manner
Telephone:  (214) 522-8990;

(b)	if to a Purchaser, to the address set forth on the signature page hereto;

(c)	or at such other address as any party shall have specified by notice in writing to the other.

3.             Notification of Changes.  Each Purchaser agrees and covenants to notify the Company immediately upon the occurrence of any event prior to the consummation of the Offering that would cause any representation, warranty, covenant or other statement contained in this Agreement to be false or incorrect or of any change in any statement made herein occurring prior to the consummation of the Offering.

4.             Assignability; Modification.  This Agreement is not assignable by any Purchaser; provided that a Purchaser may assign its rights and obligations under this Agreement to any Person that purchases 20% or more of the Shares initially purchased by such Purchaser so long as such person acquires such Shares in a transaction exempt from registration under the Securities Act. This Agreement may not be modified, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought.

5.             Binding Effect.  Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and permitted assigns.

6.             Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN TEXAS.

7.             Severability.  If any provision of this Agreement or the application thereof to a Purchaser or any circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other subscriptions or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

8.             Headings.  The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

9.             Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

10.           Counsel.  The Purchasers hereby acknowledges that the Company and its counsel represent the interests of the Company and not the Purchasers in any agreement (including this Agreement) to which the Company is a party.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of November 12, 2007.

Westside Energy Corporation

By:
Name:
Title:

Purchasers:	Address:	No. of Shares:

Spindrift Partners, L.P.	c/o Wellington Management Company, LLP	576,857
By: Wellington Management	75 State Street
Company, LLP, as investment adviser	Boston, MA 02109
	Attn: Legal Services/Steven M. Hoffman
By:
Name:
Title:

Spindrift Investors (Bermuda), L.P.	Wellington Management Company, LLP	686,300
By: Wellington Management	75 State Street
Company, LLP, as investment adviser	Boston, MA 02109
	Attn: Legal Services/Steven M. Hoffman
By:
Name:
Title:

Knight Energy Group II, LLC	210 Park Avenue, Suite 3000	1,192,983
	Oklahoma City, OK 73102

By:
Name:
Title:

Exhibit A

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling stockholders as to any plan of distribution.  Shares owned by the selling stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the shares may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise.  The methods by which the shares may be sold include:

•
a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	underwritten transactions;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•	privately negotiated transactions.

Such transactions may be effected by the selling stockholders at market prices prevailing at the time of sale or at negotiated prices.  The selling stockholders may effect such transactions by selling the common stock to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensations in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the common stock for whom they may act as agent.  The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.  We have agreed to register the shares for sale under the Securities Act and to indemnify the selling stockholders, certain representatives of the selling stockholders and each person who participates as an underwriter in the offering of the shares against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of the common stock under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders also may sell shares of common stock short and deliver them to close out the short positions, or loan or pledge the shares of common stock to broker-dealers that in turn may sell them.

The selling stockholders and any underwriters, dealers or agents that participate in the distribution of the shares may be deemed to be underwriters, and any profit on sale of the shares by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

There can be no assurances that the selling stockholders will sell any or all of the shares offered under this prospectus.

2